Execution Version
AMENDMENT LETTER NO. 2 (LETTER OF CREDIT FACILITY AGREEMENT)

To:    The Bank of Nova Scotia (the "Bank")
October 30, 2020
Letter of credit facility agreement dated as of February 25, 2019 between Cincinnati Financial Corporation as Borrower and The Bank of Nova Scotia as Bank, as amended on November 4, 2019 (the "Facility Agreement")
1.We refer to the Facility Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Facility Agreement.
2.With effect from the Effective Date:
(a)    The second WHEREAS clause in the recitals of the Facility Agreement shall be amended such that the reference therein to "2020" shall be deleted and replaced with reference to "2021".
(b)    Section 1.1 of the Facility Agreement shall be amended by deleting the following definition of "Expiration Date" in its entirety and replacing it with the following:
"Expiration Date shall mean February 28, 2025."
(c)    Section 1.1 of the Facility Agreement shall be further amended by inserting the following definitions in proper alphabetical order:
(i)    "Amendment No. 2 shall mean that certain amendment letter No. 2 (letter of credit facility agreement) dated as of October 30, 2020 between the Borrower and the Bank, which amends this Agreement."
(ii)    "Amendment No. 2 Effective Date shall mean the Effective Date as defined in Amendment No. 2."
(d)    Section 2.3.1 shall be amended such that each reference therein to "2020" shall be deleted and replaced with a reference to "2021".
(e)    Section 6.2.14 of the Facility Agreement shall be deleted in its entirely and replaced with the following:
(i)    "6.2.14 Own FAL. The Borrower shall not permit the Own FAL of the Corporate Member to be less than (i) on the Amendment No. 1 Effective Date, 30% of Total FAL, (ii) on the Amendment No. 2 Effective Date, 50% of Total FAL, and (iii) thereafter, the applicable requirements of Lloyd's from time to time."
(f)    Part I of Schedule 1.1(B) to the Facility Agreement shall be amended by replacing the reference to $130,924,545.13 therein with "$93,915,128.06".
(g)    Item 4 in Schedule 6.2.1 to the Facility Agreement (Permitted Indebtedness) shall be amended by deleting such Item in its entirety and replacing it with the following:
"4)    Indebtedness under the Amended and Restated Credit Agreement, dated as of May 13, 2014, by and among Cincinnati Financial Corporation, CFC Investment Company, the Lenders party thereto and PNC Bank, National Association, in its capacity as Administrative Agent for the Lenders thereunder, as amended by the First Amendment thereto dated as of

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February 8, 2016, the Second Amendment thereto dated as of March 31, 2016, the Third Amendment thereto dated as of February 4, 2019 and the Fourth Amendment thereto dated as of February 26, 2019"
(as amended, the "Amended Facility Agreement").
3.This amendment letter shall take effect on the date (the "Effective Date") on which the Bank confirms to the Borrower that it has received in form and substance satisfactory to it:
(a)    a duly executed copy of this amendment letter signed by the Bank and an Authorized Officer of the Borrower;
(b)    resolutions of the board of directors of the Borrower approving this amendment letter and the Amended Facility Agreement and authorizing specified persons to execute this amendment letter on the Borrower's behalf;
(c)    officer's certificates signed by the Borrower and dated as of the Effective Date substantially in the forms delivered to the Bank on the Closing Date pursuant to Section 5.1.1(i) and (ii) of the Facility Agreement;
(d)    a certified copy of the business plan for the 2021 year of account prepared in relation to the Managed Syndicate;
(e)    satisfactory evidence that, as of October 30, 2020 the Own FAL of the Corporate Member is not less than 50% of Total FAL;
(f)    a letter from the Borrower to the Bank requesting that the Letter of Credit issued under the Facility Agreement be amended to give effect to the amendments contemplated under this amendment letter and that any notice of termination issued with respect to the Letter of Credit be revoked; and
(g)    such other documents as the Bank may reasonably request.
4.The Borrower (a) repeats and restates its representations and warranties contained in Section 4 of the Facility Agreement as of the date of this amendment letter and as of the Effective Date, except to the extent such representations and warranties relate to an earlier date and (b) confirms that with effect from (and including) the Effective Date, its liabilities and obligations arising under the Amended Facility Agreement form part of (but do not limit) the obligations which are secured by the FAL LC Documents and that all of its obligations and the liens granted thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this amendment letter.
5.Promptly after the Effective Date, the Borrower shall deliver to the Bank a Letter of Comfort signed on behalf of Lloyd's.
6.Promptly after the Effective date, the Borrower shall deliver to the Bank a certified copy of the reinsurance resume of the Managed Syndicate for the 2021 year of account and each year of account then open.
7.Except as varied by the terms of this amendment letter, the Facility Agreement and the other FAL LC Documents will remain in full force and effect and each party hereto confirms all of its obligations under the Amended Facility Agreement and under the other FAL LC Documents.
8.This amendment letter constitutes a FAL LC Document for the purposes of Amended Facility Agreement.

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9.This amendment letter may be executed in any number of counterparts and all of those counterparts taken together will be deemed to constitute one and the same instrument. Delivery of an executed signature page of this amendment letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
10.This amendment letter and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, the laws of the State of New York.
[Remainder of page intentionally left blank.]

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Yours sincerely
CINCINNATI FINANCIAL CORPORATION,
as the Borrower
By:    _/S/ Michael J. Sewell __
Name:    _Michael J. Sewell _____
Title:    _Chief Financial Officer_

[Signature Page to Amendment Letter]

We hereby acknowledge and agree to the above.

THE BANK OF NOVA SCOTIA
as Bank
By:    _/S/ Shanshan Yang____
Name:    _Shanshan Yang_______
Title:    _Director_____________

[Signature Page to Amendment Letter]